UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

EA Series Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BLUE CHIP FUND 20 Greenway Plaza, Suite 450 Houston, Texas 77046

NOTICE OF MEETING ADJOURNMENT

Dear Valued Shareholder,

We still need your help. Today we adjourned the Special Meeting of Shareholders until Friday, October 7th in order to provide shareholders who have yet to cast their proxy vote with more time to do so. Our records indicate that you have not yet voted. Please help us to avoid any additional cost of soliciting your vote by kindly casting your vote today.

As discussed in more detail in the Combined Proxy Statement and Prospectus previously sent to you, shareholders are being asked to consider and vote to approve an Agreement and Plan of Reorganization to reorganize your existing Fund into the EA Bridgeway Blue Chip ETF. The Board is recommending that shareholders vote “FOR” the proposal. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/bridgeway/docs/bluechip2022.pdf

If you have any proxy-related questions, or to vote your shares by phone, please call 1-866-828-6951 for assistance. Representatives are available Monday through Friday 8 a.m. to 9 p.m. Central time.

You are a significant shareholder, and your proxy vote is critical. We very much appreciate your attention to this matter.

Sincerely,

Tammira Philippe President, Bridgeway Funds, Inc.

How do I vote?

There are four convenient methods for casting your important proxy vote:

1.  Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll- free 1-866-828-6951. Representatives are available Monday through Friday 8 a.m. to 9 p.m. Central time.

2.  Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.  Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO/REG

BRIDGEWAY FUNDS, INC.

Blue Chip Fund

20 Greenway Plaza, Suite 450

Houston, Texas 77046

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

September 23, 2022 has been adjourned until October 7, 2022

1:00 p.m. Central Time

To the Shareholders of the Blue Chip Fund:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the “Special Meeting”) of the Blue Chip Fund (the “Target Fund”), a series of Bridgeway Funds, Inc., has been adjourned to 1:00 p.m. Central time on Friday, October 7, 2022, at 20 Greenway Plaza, Suite 450, Houston, Texas 77046.

The Special Meeting is being held to consider an Agreement and Plan of Reorganization (the “Plan”) providing for the (i) the acquisition of the assets and assumption of the liabilities of the Target Fund by the EA Bridgeway Blue Chip ETF (the “Acquiring Fund”), a newly-created series of the EA Series Trust, in exchange solely for shares of the Acquiring Fund, (ii) the pro rata distribution of such shares to the shareholders of the Target Fund, and (iii) the complete liquidation and dissolution of the Target Fund.

Those present and the appointed proxies also will transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

Shareholders of record of the Target Fund as of the close of business on July 22, 2022, are entitled to vote at the Special Meeting or any adjournments or postponements thereof.

The chair of the Special Meeting has the authority to adjourn the Special Meeting to another time or place for any reason whatsoever, including to allow time for further solicitation of proxies in the event that a quorum is not present at the Special Meeting or in the event that a quorum is present but sufficient votes have not been received to approve the Plan.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on Friday, October 7, 2022, or any adjournment or postponement thereof. This Notice and the Proxy Statement and Prospectus are available on the internet at [  ]. On this website, you will be able to access the Notice, the Proxy Statement and Prospectus, any accompanying materials and any amendments or supplements to the foregoing material that are required to be furnished to shareholders. We encourage you to access and review all of the important information contained in the proxy materials before voting.

By order of the Board of Directors,

/s/ Tammira Philippe

Tammira Philippe, President

September 27, 2022